Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Curt Acquisition Holdings, Inc. and Subsidiaries

December 31, 2018

Contents
Page

Report of Independent Certified Public Accountants	3

Consolidated Financial Statements
Balance sheet	4
Statement of operations	6
Statement of stockholders’ equity	7
Statement of cash flows	8
Notes to consolidated financial statements	10

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Curt Acquisition Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Curt Acquisition Holdings, Inc. (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Curt Acquisition Holdings, Inc. and Subsidiaries as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Milwaukee, Wisconsin
April 30, 2019 (except for Notes B, F, and I, as to which the date is February 21, 2020)

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET
December 31, 2018

ASSETS	2018

CURRENT ASSETS
Cash	$314,222
Accounts receivable, net of allowance of approximately $1,296,000	33,095,921
Inventories, net	78,373,609
Prepaid expenses and other assets	1,686,744

Total current assets	113,470,496

PROPERTY AND EQUIPMENT, NET	23,675,085

GOODWILL	33,162,827

INTANGIBLE ASSETS, NET	71,992,885

OTHER ASSETS	259,529

TOTAL ASSETS	$242,560,822

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET - CONTINUED
December 31, 2018

LIABILITIES AND STOCKHOLDERS’ EQUITY	2018

CURRENT LIABILITIES
Accounts payable	$25,083,392
Accrued expenses	9,336,216
Current portion of long-term debt	3,618,931
Current portion of capital lease obligation	466,687

Total current liabilities	38,505,226

DEFERRED TAX LIABILITY, NON-CURRENT, NET	11,843,000

OTHER LONG-TERM LIABILITIES	887,301

LONG-TERM DEBT, NET	170,912,434

CAPITAL LEASE OBLIGATION, NET OF CURRENT PORTION	1,574,594

Total liabilities	223,722,555

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 1,000 shares authorized and issued	10
Additional paid-in capital	53,319,605
Accumulated deficit	(34,481,348)

Total stockholders’ equity	18,838,267

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$242,560,822

The accompanying notes are an integral part of this consolidated statement.

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2018

2018

Net sales	$259,571,464

Cost of sales	171,666,326

Gross profit	87,905,138

Operating expenses
Selling, general and administrative expenses	74,237,249

Income from operations	13,667,889

Other expense
Interest expense	14,017,747

Loss before income tax expense	(349,858)

Income tax expense	323,327

NET LOSS	$(673,185)

The accompanying notes are an integral part of this consolidated statement.

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Year ended December 31, 2018

			Additional		Total
	Common stock		paid-in	Accumulated	stockholders’
	Shares	Value	capital	deficit	equity

Balance at January 1, 2018	1,000	$10	$78,726,942	$(33,808,163)	$44,918,789

Reimbursement from parent for incentive award compensation	—	—	638,648	—	638,648

Capital contributions	—	—	3,954,015	—	3,954,015

Dividends paid	—	—	(30,000,000)	—	(30,000,000)

Net loss	—	—	—	(673,185)	(673,185)

Balance at December 31, 2018	1,000	$10	$53,319,605	$(34,481,348)	$18,838,267

The accompanying notes are an integral part of this consolidated statement.

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2018

2018
Cash flows from operating activities
Net loss	$(673,185)

Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions
Depreciation	5,655,848
Amortization of intangibles	9,662,146
Amortization of deferred financing costs	911,418
Compensation expense	638,648
Loss on sale of assets	3,430
Deferred income taxes	(472,000)
Paid-in-kind interest added to subordinated debt principal	591,530
Changes in operating assets and liabilities
Accounts receivable	(5,072,846)
Inventories	(30,263,399)
Prepaid expenses and other assets	(332,469)
Accounts payable	12,480,131
Accrued expenses	(4,404,354)
Other long-term liabilities	72,311

Net cash used in operating activities	(11,202,791)

Cash flows from investing activities
Assets acquired in asset purchase agreements	(2,625,000)
Purchases of property and equipment, net of acquisitions	(7,046,537)
Proceeds from sale of assets	74,499

Net cash used in investing activities	(9,597,038)

Cash flows from financing activities
Proceeds from line of credit	80,488,667
Repayments of line of credit	(72,649,577)
Borrowings of long-term debt	27,000,000
Payments of long-term debt	(3,206,423)
Payments on capital lease	(427,629)
Dividends paid	(30,000,000)
Capital contributions	3,954,015

Net cash provided by financing activities	5,159,053

Net decrease in cash	(15,640,776)

Cash at beginning of year	15,954,998

Cash at end of year	$314,222

Curt Acquisition Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED
Year ended December 31, 2018

2018

Supplemental disclosures of cash flow information
Cash paid for
Interest	$13,276,421
Taxes	1,647,692

Non-cash investing and financing activities
Paid-in-kind interest added to subordinated debt principal	$591,530
Property and equipment in accounts payable	430,653

The accompanying notes are an integral part of this consolidated statement.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2018

NOTE A - NATURE OF OPERATIONS

The consolidated financial statements include the accounts of Curt Acquisition Holdings, Inc. and its wholly owned subsidiary, Curt Manufacturing, LLC. Curt Manufacturing, LLC includes its wholly owned subsidiaries, The Hitch Store, LLC, Curt International, LLC, Curt Manufacturing, LTD and Curt Manufacturing Philippines, Inc., (collectively, the Company). The Company develops, manufactures, sells and distributes towing, electrical, aftermarket and tubular products, primarily within North America, to the automotive and truck aftermarket, the recreational vehicle market, the marine market and the trailer manufacturing market. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Revenue Recognition

Under the terms of its sales agreements with customers, the Company recognizes revenue upon shipment of products, when persuasive evidence of an arrangement exists, pricing is fixed, title has transferred and collection is reasonably assured.

Taxes Collected from Customers

Net sales are presented net of taxes collected from customers and remitted to governmental authorities. These taxes include all taxes assessed by a governmental authority that are imposed on and concurrent with a specific revenue-producing transaction between the Company and a customer.

Shipping and Handling

Amounts billed to customers for shipping and handling are included in net sales, and the Company includes corresponding costs for shipping and handling in cost of sales.

Cash

The Company maintains its cash in bank deposit accounts with financial institutions, which at times may exceed federally insured limits. In addition, the Company has cash balances held in foreign banks at December 31, 2018. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Accounts Receivable

The Company extends unsecured credit to customers from sales in the normal course of business and mitigates the associated credit risk by performing credit checks of those customers and pursuing the collections of past-due accounts. Accounts receivable are carried at the original invoice amount less an allowance for uncollectible accounts, as well as an allowance for returns. Management regularly reviews customer accounts and provides an allowance for those amounts when it considers them uncollectible. The actual amount of accounts that is not collected in a timely manner may differ from the allowance estimated by management. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

Inventories, Net

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out method. Provisions are made to reduce excess and obsolete inventories to their net realizable value.

During 2018, the Company began leasing Mexican manufacturing facilities under the “maquiladora” program. Pursuant to this program, materials and components owned by the Company are transferred to a third-party Mexican operation, where they are used to produce finished goods. The finished goods are returned to the United States and the Company reimburses the Mexican company for their manufacturing costs through a third-party vendor relationship.

Property and Equipment

Property and equipment are stated at cost. As a result of the acquisitions, property and equipment acquired were stated at fair value, which approximated net book value on acquisition date. Expenditures for additions and improvements are capitalized at cost, while replacements, maintenance and repairs that do not improve or extend the useful lives of the respective assets are expensed as incurred. Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses charged to selling, general and administrative expenses.

Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets as follows:

Asset description	Life

Leasehold improvements	5 - 15 years
Machinery and equipment	3 - 15 years
Furniture and office equipment	3 - 10 years
Vehicles	3 - 5 years

Goodwill

Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. The Company evaluates the carrying value of goodwill, which represents the excess of the purchase price over the underlying tangible and intangible assets acquired and liabilities assumed, at year end and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances include, but are not limited to (1) a significant change in legal factors or business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company first compares the fair value of the reporting unit to the carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. The Company completed its annual evaluation of goodwill and concluded there was no impairment for the year ended December 31, 2018.

Impairment of Long-lived and Intangible Assets

The Company reviews its long-lived and intangible assets, except for goodwill (see above), for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets, the carrying values are reduced to the estimated fair value. No events were identified during the year ended December 31, 2018, which would require the Company to perform an impairment test.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 2018 were $783,471.

Research and Development

Research and development expenses are recorded in selling, general and administrative expenses in the period they are incurred. Research and development expenses for the year ended December 31, 2018 were $1,497,642.

Fair Value Measurements

Authoritative accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.

Subordinated and term debt – Management believes the carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

Other – Management believes the carrying amount of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximates fair value as of December 31, 2018, due to the short-term nature of these accounts.

Deferred Financing Costs

Deferred financing costs consist of amounts paid to lenders and third parties in connection with obtaining debt financing and are recorded as a direct deduction from the carrying amount of the debt liability. The costs are amortized using the straight-line method over the term of the related debt agreements. The related amortization expense is included in interest expense in the accompanying consolidated statement of operations. Total amortization expense incurred for the year ended December 31, 2018 was $911,418.

The estimated amortization of deferred financing costs for years subsequent to December 31, 2018, are as follows:

2019	$396,247
2020	201,585
2021	201,585
2022	92,394

Total	$891,811

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences related primarily to inventory, prepaid expenses, property and equipment, goodwill, intangible assets and accrued liabilities. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company is subject to taxation in the United States and various state jurisdictions.

As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

Penalties and interest assessed by income taxing authorities are included in income tax expense, if applicable. For the year ended December 31, 2018, interest and penalties on uncertain tax liabilities are not material to the consolidated financial statements.

For tax years beginning after December 31, 2017, deductions for interest expense are limited under IRC Sec 163(j) to 30% of adjusted taxable income after adding back net interest expense and certain depreciation and amortization. The Company recorded a deferred tax asset of $1,438,000 for non-deductible interest for the year ended December 31, 2018. The Company also recorded a valuation allowance for the same amount as of December 31, 2018, as shown in note I.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as a new topic, Accounting Standards Codification (ASC) Topic 606. The objective of ASU No. 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In applying the new standard, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. ASU No. 2014-09 applies to all contracts with customers, except those that are within the scope of other topics in the ASC. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and shall be applied using either a full retrospective or modified retrospective approach. Early adoption is permitted. The Company elected to not early adopt this standard. The Company is currently evaluating the new guidance and has not determined the impact that this standard may have on its consolidated financial statements or decided on the method of adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires organizations that lease assets (lessees) to recognize the assets and related liabilities for the rights and obligations created by the leases on the balance sheet for leases with terms exceeding 12 months. The standard defines a lease as a contract or part of a contract that conveys the right to control the use of identified assets for a period of time in exchange for consideration. The lessee in a lease will be required to initially measure the right-of-use asset and the lease liability at the present value of the remaining lease payments, as well as capitalize initial direct costs as part of the right-of-use asset. In October 2019, the FASB elected to defer the effective date of ASU No. 2016-02 by one year. This ASU is effective for annual reporting periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact on the results of operations, financial condition and cash flows, and has not determined the impact on its consolidated financial statements at this time.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. ASU No. 2017-01 clarifies the definition of a business and requires that an entity apply certain criteria in order to determine when a set of assets and activities qualifies as a business. This guidance is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company has elected to early adopt the guidance for the year ended December 31, 2018.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

NOTE C - ACQUISITIONS

On February 20, 2018, Curt Acquisition Holdings, Inc. purchased certain assets of Rock-Slide Engineering, LLC for an aggregate purchase price of $2,625,000. The following table summarizes the consideration paid for the assets acquired on the date of acquisition:

Intangible assets	$2,250,000
Property and equipment	300,000
Inventory	75,000

$2,625,000

NOTE D - INVENTORIES

Inventories consist of the following at December 31, 2018:

2018

Finished goods	$56,015,368
Work-in-process	5,594,924
Raw materials	10,782,147
Inventory in transit	8,504,813
Excess/obsolescence reserve	(2,523,643)

Inventories, net	$78,373,609

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2018:

2018

Leasehold improvements	$3,720,054
Machinery and equipment	32,141,901
Furniture and office equipment	9,108,380
Vehicles	391,848
Construction in progress	1,227,654

Total property and equipment	46,589,837

Less accumulated depreciation	22,914,752

Property and equipment, net	$23,675,085

Depreciation expense for the year ended December 31, 2018 was $5,655,848.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

NOTE F - INTANGIBLE ASSETS

Intangible assets subject to amortization consist of the following at December 31, 2018:

	Estimated useful life	2018
		Cost	Accumulated amortization	Net book value

Customer relationships	13-15 years	$83,473,550	$(29,030,856)	$54,442,694
Trademark	10-15 years	15,622,000	(4,935,825)	10,686,175
Non-compete agreements	2-5 years	4,216,000	(4,095,400)	120,600
Engineering drawings	5 years	3,098,000	(2,994,733)	103,267
Patents	7-13 years	1,589,000	(817,601)	771,399
Intellectual property	10 years	6,750,000	(881,250)	5,868,750

Total intangible assets		$114,748,550	$(42,755,665)	$71,992,885

The estimated amortization of intangible assets for years subsequent to December 31, 2018, is as follows:

2019	$8,580,312
2020	8,356,446
2021	8,272,517
2022	8,255,731
2023	8,254,528
Thereafter	30,273,351

$71,992,885

Amortization expense for the year ended December 31, 2018 was $9,662,146.

NOTE G - ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2018:

2018

Accrued salaries and related employee expenses	$2,404,053
Accrued bonuses	108,238
Accrued rebates and commissions	2,950,158
Accrued warranty reserve	758,632
Accrued medical insurance claims	554,297
Accrued income taxes	33,995
Interest payable	1,833,621
Property tax payable	548,902
Other	144,320

Total accrued expenses	$9,336,216

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

NOTE H - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2018:

2018

Revolving credit loan	$7,839,090
Term loan	58,426,237
Third amendment term loan	4,452,283
Fourth amendment term loan	8,235,189
Fifth amendment term loan	3,684,657
Seventh amendment term loan	18,768,750
Eighth amendment term loan	14,812,500
Tenth amendment term loan	11,925,000
Delayed draw term loan	13,570,250
Subordinated debt	33,709,220

Total long-term debt	175,423,176

Less debt issuance costs	891,811

Long-term debt, net	174,531,365

Less current portion of long-term debt	3,618,931

Long-term debt, net of current portion	$170,912,434

Credit Facility

In association with the acquisition on March 4, 2014, the Company entered into a new credit facility with Bank of Montreal and several other lenders composed of (1) a term loan of $67,000,000, (2) a revolving credit loan that has a maximum draw of $15,000,000 and (3) a delayed draw term loan with a maximum draw of $20,000,000. On May 30, 2014, the credit facility was amended to add a Canadian sublimit to the current revolving credit loan of $2,000,000. On December 16, 2014, the credit facility was amended to increase the revolving credit loan to have a maximum draw of $20,000,000 as well as add an incremental term loan of $5,000,000 (referred to in the debt schedule as third amendment term loan). On February 1, 2016, $9,000,000 was borrowed under the incremental term loan (representing the fourth amendment term loan), and the credit facility was amended to increase the maximum draw on the incremental term loan an additional $20,000,000. Additionally, $9,250,000 of additional delayed draw term loan was borrowed. An additional $5,000,000 of subordinated debt was borrowed, as well. On April 1, 2016, the credit facility was amended and an additional $4,000,000 was borrowed (representing the fifth amendment term loan). On June 16, 2017, the credit facility was amended and an additional $19,500,000 was borrowed (representing the seventh amendment term loan). On March 2, 2018, the credit facility was amended and an additional $15,000,000 was borrowed (representing the eighth amendment term loan). On December 13, 2018, the credit facility was amended and an additional $12,000,000 was borrowed (representing the tenth amendment term loan). The facility is collateralized by substantially all of the assets of the Company and is subject to certain restrictive covenants common to such agreements. The credit facility also mandates the maintenance of certain financial ratios, including a leverage ratio and a fixed charge coverage ratio. The Company was in compliance with all financial covenants at December 31, 2018.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

The principal of the term loan, delayed draw term loan and the amendments to the term loan shall be repaid in quarterly installments of 0.625% of the original principal balance of the term loan until the term loan maturity date, June 16, 2022, when the remaining outstanding principal and accrued and unpaid interest are due. The Company is subject to additional term loan payments if cash flows exceed amounts defined in the Excess Cash Flow provisions of the loan agreement. Interest on the term loans is paid monthly at an annual rate computed on the unpaid principal at either (1) the base rate plus 3.25% or (2) the Eurodollar base rate plus 4.25%, as defined in the credit facility. At December 31, 2018, the effective interest rate on the term loans, with the exception of the tenth amendment, was 6.60%. The effective interest rate on the tenth amendment term loan was 6.71% as of December 31, 2018.

The revolving credit loan provides revolving credit borrowings, with the balance outstanding due on June 16, 2022. Interest on the revolving credit loan is paid monthly at an annual rate computed on the basis of a 365-day year on the unpaid principal at either (1) the base rate plus 3.25% or (2) the Eurodollar base rate plus 4.25%, as defined in the loan agreement. At December 31, 2018, the effective interest rate on the Revolving Credit Loan was 8.75%.

Subordinated Debt

The Company also entered into a note purchase agreement with BB&T Capital Partners Mezzanine Fund II, LP and Teachers Insurance and Annuity Association of America for $26,250,000 on March 4, 2014. The notes bear interest at 11.75% per year, of which 10.0% per year shall be payable in cash each quarter and 1.75% per year shall be added to the principal amount each quarter on the interest payment date. On February 1, 2016, the Company borrowed an additional $5,000,000 under the note purchase agreement in connection with the acquisition of Luverne Trucking Equipment. On June 2, 2017, the note purchase agreement was amended to extend the maturity date to December 16, 2022.

The maturities of long-term debt are as follows for the years ending December 31:

2019	$3,618,931
2020	3,618,931
2021	3,618,931
2022	164,566,383

Total	$175,423,176

NOTE I - INCOME TAXES

The provision for income taxes (benefit) and its components for the year ended December 31, 2018, was as follows:

2018

Current	$920,126
Deferred	(596,799)

Total provision for income taxes	$323,327

The principal items that cause the Company’s effective tax rate to vary from the U.S. statutory rate are state incomes taxes, goodwill amortization, a valuation allowance related to nondeductible interest expense and prior year adjustments for the reclassification of Canadian and Philippine income for tax purposes.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

The components of the net deferred tax assets at December 31, 2018:

2018

Deferred tax assets
Inventory	$812,000
Accrued liabilities	824,000
Allowance for bad debt	360,000
Transaction expenses	888,000
Interest	1,438,000
Other	228,000

Total deferred tax assets	4,550,000

Deferred tax liabilities
Goodwill and intangible assets	$(11,727,000)
Fixed assets	(2,780,000)
Prepaid expenses	(123,000)
Other	(325,000)

Total deferred tax liabilities	(14,955,000)

Valuation allowance	(1,438,000)

Net deferred tax liability	$(11,843,000)

In 2018, the valuation allowance increased $1,438,000, due to the new interest expense limitation as imposed under the Tax Cuts and Jobs Act (as discussed previously).

NOTE J - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently leases its manufacturing, warehousing and office facilities under operating leases that contain escalating lease payment terms that expire in various years through December 2030. The Company accounts for these leases using the straight-line method and the related deferred rent is recorded in accrued expenses and other long-term liabilities on the accompanying consolidated balance sheet. The Company also leases equipment under the terms of operating leases expiring on various dates through July 2024.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

The Company has two agreements with a related party to rent manufacturing and office facilities. Rent expense to the related party was $1,361,680 for the year ended December 31, 2018. Total lease and rental expense to non-related parties was $6,539,562 for the year ended December 31, 2018. At December 31, 2018, the approximate minimum future lease and rental payments under the non-cancelable lease agreements are as follows:

	Related party	Non-related party	Total

2019	$1,364,930	$6,624,261	$7,989,191
2020	1,409,478	5,699,569	7,109,047
2021	1,455,363	4,933,610	6,388,973
2022	1,502,623	2,362,660	3,865,283
2023	1,551,302	1,208,103	2,759,405
Thereafter	12,350,479	2,151,170	14,501,649

	$19,634,175	$22,979,373	$42,613,548

Capital Leases

The Company has capitalized lease obligations for certain machinery and equipment that expire on various dates through May 2023. The capitalized lease obligations and related assets reflect the present value of future lease payments under the current lease agreements. The capitalized assets and accumulated depreciation are as follows at December 31, 2018:

2018

Capitalized assets	$3,486,856
Accumulated depreciation	(1,577,299)

$1,909,557

Depreciation expense included in cost of goods sold was approximately $559,000 for the year ended December 31, 2018. The Company recognized interest expense of approximately $117,000 for the year ended December 31, 2018. The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments at December 31, 2018:

2019	$560,643
2020	560,643
2021	778,945
2022	274,846
2023	81,542

Net minimum lease payments	2,256,619

Less amount representing interest	215,338

Less current portion	466,687

Long-term portion	$1,574,594

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2018

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of any such litigation will not have a material adverse effect on the Company.

Self-funded Health Insurance

The Company is self-funded for its employees’ health benefits. The Company has a stop-loss coverage for costs in excess of $100,000 for 2018 per individual per policy period. A liability of $554,297 for claims incurred but not paid at December 31, 2018 has been recorded within accrued expenses on the accompanying consolidated balance sheet. Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

NOTE K - EMPLOYEE BENEFIT PLAN

The Company maintains a qualified 401(k) plan and profit-sharing plan and trust under which each participant can elect to defer a portion of their compensation into the plan. All employees of the Company who are 21 years of age and have completed 90 days of eligible service, as defined, may participate in the plan. The Company has a discretionary 401(k) match program based on the performance of the Company. For the year ended December 31, 2018, the Company’s match was 50% of the first 8% of employee contributions. The Company’s 401(k) match was $1,430,473 for the year ended December 31, 2018. There were no discretionary employer contributions relating to the profit-sharing plan for the year ended December 31, 2018.

NOTE L - INCENTIVE COMPENSATION

During 2014, the Company established an incentive compensation plan for certain employees. These awards vest with a scheduled passage of time over a five-year period with 20% vesting each year after the grant date, as described within the related certificate. At December 31, 2018, 10,108 awards were authorized, issued, and outstanding. Compensation expense of $638,648 was recorded for the year ended December 31, 2018.

NOTE M - RELATED-PARTY TRANSACTIONS

The Company incurred $1,620,685 in management fees to its majority owner as part of a management agreement for the year ended December 31, 2018.

The Company also has two operating lease agreements with related parties. See note J for additional discussion.

NOTE N - CUSTOMER CONCENTRATIONS

Accounts receivable from the top customer represent 11% of the Company’s accounts receivable outstanding at December 31, 2018.

Sales to the top customer represent 12% of the Company’s sales at December 31, 2018. Payments to the top vendor represent 13% of the Company’s cost of goods sold as of December 31, 2018.

NOTE O - SUBSEQUENT EVENTS

The Company evaluated its December 31, 2018 consolidated financial statements for subsequent events through April 30, 2019, the date the consolidated financial statements were originally issued, and through February 21, 2020 (unaudited), the date these consolidated financial statements were revised. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as noted below.

On February 27, 2019, the credit facility was amended to allow for a temporary $7,000,000 increase on the revolving credit loan. The temporary increase period ended on August 27, 2019.